Q1 2025 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM Miami Grand Prix B Jared Choice #1 Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; adjusted net income; adjusted net income per share; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as amortization of acquired intangible assets, acquisition, restructuring and integration costs, revaluation of contingent liabilities, impairment of intangible assets, gain (loss) on investments in securities, change in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, impairment of intangible assets, gain (loss) on investments in securities, changes in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Free cash flow represents net cash provided by operating activities adjusted for non-discretionary capital expenditures. Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Free cash flow represents net cash provided by operating activities adjusted for certain capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including acquisition, restructuring and integration costs, the impact of timing of annual performance bonuses, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; dispositions, and other strategic transactions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, marketing across different markets where we conduct our business; risks associated with a The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, adjusted net income, adjusted net income per share, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For 2025, we are unable to provide a reconciliation of Gross revenue less network fees, Adjusted EBITDA, and Adjusted Free Cash Flow to Gross Profit, Net Income, and net cash provided by operating activities, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include volume, Blended Spread and margin. Volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in volume are dollars routed via our international payments platform, alternative payment methods, including cryptocurrency, stored value, gift cards and stock donations, plus volume we route to third party merchant acquirers on behalf of strategic enterprise merchant relationships. We do maintain transaction processing on certain legacy platforms that are not defined as volume. Blended Spread represents the average yield Shift4 earns on the average volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the volume processed for the same period. variety of laws and regulations, including those relating to financial services, money-laundering, anti-bribery, sanctions, and counter-terrorist financing, consumer protection and cryptocurrencies; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign regulations governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders, including a change in control, his expected transition, and the timing of any of the foregoing. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2 This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; our future results of operations and financial position, business strategy and plans; the impact of changes in TRA liability; the anticipated benefits of and costs associated with recent acquisitions; and objectives of management for future operations and activities, including, among others, statements regarding the anticipated closing date for the Global Blue acquisition, expected growth, international expansion, future capital expenditures, debt covenant compliance, financing activities, debt service obligations including the settlement of conversions of our 2025 Convertible Notes, executive transitions and succession planning, the timing of any of the foregoing, and our financial outlook and guidance for 2025, including key performance indicators, and future periods, including with respect to anticipated synergies as a result of the Global Blue acquisition, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions.

We wrapped up another reasonably strong quarter, executing well on our strategy – growing rapidly and profitably, generating free cash flow, improving our products, unlocking efficiencies, enhancing our capital structure and, most importantly, topping off what has become an impressive customer conversion funnel. To be concise, I want to break down what we accomplished this quarter and highlight what we still have going for us as we aim for even greater performance on the road ahead. Q3 Accomplishments • Despite accelerating some of the revenue model rebuild in our recent acquisitions and facing some softening consumer spending, we delivered record Volume of 43.5 Billion, $365 million of GRLNF, $187 million of EBITDA, $111 million of FCF, while maintaining spreads of 60bps. • Adjusted net leverage was____ and we rebuilt our capital structure with new ____ providing substantial firepower for organic and inorganic investments as well as opportunistic buybacks. • Expanded margins to 54% excluding recent M&A drag. • Achieved major hospitality wins, including securing deals with [Wynn Resorts and] KSL Resorts, which encompasses 40 iconic properties like Blue Mountain, Camelback, Deer Valley, and all the Hawaiian Outrigger brands. [We further won Alterra ___ ] • The sports, entertainment, and ticketing wins keep piling up including _______ stadiums. • Grew Skytab system installations quarter-over-quarter _______, including ramping production in the UK and Ireland. • Followed our strategic customers into ____ new countries with many more lined up for the balance of the year. • Pulled forward the Revel and Vectron integration plan and began executing on the Vectron 65,000 merchant conversion opportunity across central Europe, with our first installs already taking place. • Announced the acquisition of Givex, expected to close in Q4, adding over 120,000 new gift and loyalty customers, representing what we believe to be over $300 billion in payment volume cross-sell opportunity. This acquisition also brings product enhancements through a best-in-class gift and loyalty platform. • Increased contracted volume backlog to $30B. • We remain on track to close the year with organic GRLNF exceeding 25% and easily surpassing all mid-term outlook goals set more than three years ago. Dear Fellow Shareholders, 3 3 Jared Isaacman CEO jared@shift4.com I am pleased to share our quarterly results, which largely fell within our expectations, and provide a summary of the current operating environment. We have also positively updated our outlook for the remainder of the year. We experienced first quarter records across payment volumes ($45.0B), gross revenue less network fees ($369M) and adjusted EBITDA ($169M), with these growing 35%, 40%, and 38%, respectively, all while maintaining both healthy spreads (61bps) and free-cash-flow conversion (42%). We have a highly unique balance of both industry leading growth AND strong profitability, which is a testament to our great products, methodical approach to selecting verticals and geographies to compete in, and highly disciplined capital allocation philosophy. This strategy works well in the best of times, but it is times of uncertainty that truly separate us from the pack. We have served our merchants for 25+ years and while each year is unique, it is not hard to recognize themes and adjust accordingly. Whether it be the global financial crisis or, more recently, the pandemic, we are quick to spot potential dislocations in he economy and adapt. In f ct, we grew payment volumes at a 65% CAGR from ’07-’09 and a 45% CAGR from ’19-’21. This growth came from offering critical products at attractive price points to merchants who desperately needed simplification and consolidation that was uniquely available at Shift4. I want to be clear in saying that recent political commentary and capital markets volatility have not translated into reduced consumer spending across our merchants. In fact, payment volumes have been healthy across each of our verticals, due in part to our b siness being much more diversified than even just a few years ago. Our growth driv rs a e lso not highly dep nde t on consumer spendin and, as stated above, our pr ducts are often viewed even more favorably when value for rice is at the forefront of a merchant’s mind. This is not to say we are immune to consumer spending, but we cannot control it, and our growth plans are never dependent on it. Our winning products and approach to acquiring customers have allowed us to navigate prior periods of economic turbulence. We see no reason for this not to continue. It is with that backdrop that we are revising our full-year guida ce by $10M on both the low and high end of gross revenue less network fees and adjusted EBITDA respectively. This revision does not contemplate the inclusion of Global Blue, which we expect to close upon final regulatory approvals by early Q3. V4 - DRAFTS CIRCULATED VIA EMAIL (WORD DOC)

4 4 I am personally heading into the spring and summer with a lot of optimism for Shift4 and our combination with Global Blue: • Our products are seeing demand throughout the world, whether that be SkyTab, our hospitality or stadium offerings, or increasingly unified commerce. We are entering an exciting period of international growth for our company. • The top-tier customer wins have not slowed down. This quarter, we won The Setai Hotels, Aspen Hospitality, the Formula One Miami Grand Prix, the PGA Tour, the Pittsburgh Pirates, the Colorado Rockies, and the Boston Red Sox. Moreover, our stable spreads speak to the value we provide our customers. • Recent M&A has afforded us access to incredible talent, opened new geographies, and afforded us differentiated and unique capabilities and, of course, hundreds of thousands of the best customers in the world. As expected, it has also given us lots of opportunities to drive efficiencies and delete parts, while unlocking material revenue synergies from cross-selling payments. • Global Blue will only enhance that momentum with the addition of multiple world-class products, customers that are the envy of the industry, and a team already operating across the globe in an incredibly successful way. As always, we appreciate feedback, referrals, and guidance from fellow shareholders. Please never hesitate to contact me. Best, Taylor Lauber President tlauber@shift4.com V5 - DRAFTS CIRCULATED VIA EMAIL (WORD DOC)

Performance Highlights
First Quarter 2025

Q1

+35% YoY	+37% YoY	+40% YoY	$19.5M	$168.5M +38% YoY
Q1 VOLUME	GROSS PROFIT	GROSS REVENUE LESS NETWORK FEES[(A)]	NET INCOME	ADJUSTED EBITDA[(A)]

- Volume of $45.0 billion during Q1 2025, up 35% from Q1 2024.
- Gross revenue of $848.3 million, up 20% from Q1 2024.
- Gross profit of $240.7 million, up 37% from Q1 2024.
- Gross revenue less network fees[(A)] of $368.5 million, up 40% from Q1 2024.
- Net income for Q1 2025 was $19.5 million. Net income per class A and C share was $0.24 and $0.20 on a basic and diluted basis, respectively. Adjusted net income for Q1 2025 was $98.6 million, or $1.07 per class A and C share on a diluted basis.[(A)(B)]
- EBITDA of $112.7 million and Adjusted EBITDA of $168.5 million for Q1 2025, up 14% and 38%, respectively. Adjusted EBITDA margin of 46% for Q1 2025.[(A)]

Q1 Volume

($BILLION)



54% CAGR
$8.0
$13.4
$22.3
$33.4
$45.0
Q1-21
Q1-22
Q1-23
Q1-24
Q1-25
Q1 2025 Payment volumes were
~6x
Q1 2021 levels

Gross Profit & Gross Revenue Less Network Fees[(A)]

($MILLION)



Gross Profit: 4-Year CAGR 50%
Gross Revenue Less Network Fees: 4-Year CAGR 39%
$47.3
$97.5
$77.6
$148.8
$138.2
$200.0
$175.9
$263.7
$240.7
$368.5
Q1-21
Q1-22
Q1-23
Q1-24
Q1-25

Net Income & Adjusted EBITDA[(A)]

($MILLION)



Net Income
Adjusted EBITDA
$28.5
$121.7
$54.5
$162.4
$72.2
$187.4
$139.3
$205.9
$19.5
$168.5
Q1-24
Q2-24
Q3-24
Q4-24
Q1-25

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow[(A)]

($MILLION)



Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$115.0
$78.2
$111.8
$76.0
$142.5
$110.6
$131.0
$134.4
$96.6
$70.5
Q1-24
Q2-24
Q3-24
Q4-24
Q1-25

(A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.

(B) Beginning in the first quarter of 2025, weighted average share count used to calculate Adjusted net income per share is equal to the sum of Class A and Class C weighted average diluted common shares outstanding, calculated in accordance with GAAP.

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5

6 6 Increased Volume and Improved Diversity Move Up Market Average size of merchant based on volume is +137% of 2023 levels Signed Merchants Volume Backlog Blended Spreads by Vertical Full Year 2025 spreads expected to be ~60bps Financial performance has improved without sacrificing quality Backlog of $35B+ $25B+ went live over the last year Shift4 Has a Proven Track Record of Resilience in Uncertain Times and Is Better Equipped than Ever 65x more enterprise clients than pre-pandemic Growing Enterprise Client Base(1) Volume (billions) GFC COVID Volume Growth in Recessionary Periods $2.7 $7.3 $22.1 $46.7 (1) Enterprise clients are defined as having volume >$100mm annually. 2007-2009 2019-2021 65% CAGR 45% CAGR

@PM - Not sure which these are. 7 Over 55,000 Search "Shift4" on X (f.k.a. Twitter) to see dozens of installs every day! since coming out of beta, and on pace to exceed 35,000 installs in 2024 alone SkyTab installs -include skytab air -include skytab goal restos for logos: Camino Real Mexican Restaurants House of Blues Boston Meltwich Mera DFW Mera Marinas Nando's Peri Peri Chicken Santiago's Mexican Restaurants The Bertossi Group Windy Gates - SOHO Hasir Group de Lazy Lizard Waterfront Restaurant Smoke's Poutinerie The Roxy - Vancouver Oasis Resort Mic Mac Beverage Room Five O Fore Golf Pao Brasil Bakery The Gray Goos - Southport Edgewater Beach Resort Terra Gaucha- Omaha Baires Grill - Sunny Isles Windy Gates SOHO? Oasis Resort? LAUNCHING SOON Shift4 continues to gain market share in restaurants, winning new restaurants every day Restaurant Update NEWLY LAUNCHED We have set a goal for 45,000 total SkyTab systems installed in 2025 All US locations!

Continuing to expand market share in hospitality vertical Hospitality Update 8 8 The Setai delivers oceanfront luxury within walking distance of Miami Beach’s distinctive shopping, fine dining, cultural venues, and its legendary nightlife. Continuing to expand arket share in hospitality vertical Shift4 has partnered with Aspen Hospitality to power payments for six upscale lodging properties across Colorado and Idaho. Denotes Gateway Conversion★ ASPEN SKI CO - 6 HOTELS

Continuing to expand market share in hospitality vertical Hospitality Update 9 9 Continuing to expand arket share in hospitality vertical Denotes Gateway Conversion★ The former Versace mansion, The Villa Casa Casuarina now operates as a luxury boutique hotel, restaurant and event venue along the ocean in Miami Beach. Woodstock Inn & Resort This elegant four-season destination resort offers numerous indoor and outdoor activities to accommodate every type of traveler – all set within the beautiful Sawtooth Mountains of Idaho. Sun Valley Resort Wild Dunes Resort in Isle of Palms, SC offers luxurious hotel accommodations, vacation rentals & beach condos with oceanfront views, award-winning golf, sparkling pools and delicious on-site dining. The Villa Casa Casuarina Miami BeachWild Dunes Resort Set in the heart of the Green Mountains, this Woodstock, Vermont, hotel seamlessly blends thoughtful authenticity with a classic resort experience to evoke a timeless elegance. ★ Six: NDM Hospitality (3 net new properites) Wilderness Resorts (3 new proprties) - GW conversison ^^maybe highlight these a little at the top since it's multiple proprties, like the "signatures" we usually do wild dunes resort - GW conversion The Villa Casa Casuarina Miami Beach Woodstock Inn & Resort - GW conversion Sun Valley Resort - GW conversion Spanning 600 acres, Wilderness Resorts in Wisconsin Dells features three top lodging properties, 4 indoor and 4 outdoor waterparks, an 18-hole golf course, an award-winning spa, and many dining options. Shift4 has partnered with NDM Hospitality Services to power payments for multiple properties in their impressive portfolio of hotels and resorts. ★ ★

Continuing to expand market share in hospitality vertical Hospitality Update 1 0 10 Continuing to expand arket share in hospitality vertical Denotes Gateway Conversion★ Nestled amongst the Teton Mountains, Hotel Jackson is an exclusive retreat in Jackson Hole, Wyoming combining luxury with rugged adventure. Hotel Interurban (Columbia Hospitality) LOGE St. George is an outdoor enthusiast’s dream, serving as the perfect base camp for adventure near Zion National Park and many other prime spots for hiking, biking, climbing, and more. Loge St George (LOGE Camps) Bolt Farm Treehouse offers the ultimate luxury, nature-immersive retreat experience with a 5-Star mountaintop wellness adults-only resort in the heart of the Tennessee mountains. Hotel JacksonBolt Farm Treehouse Ranked as one of the Top 5 Best New England Resorts by Travel + Leisure, The Nantucket Hotel is located in the heart of Nantucket’s historic Brant Point neighborhood. The Cooper is the only luxury waterfront hotel in the vibrant heart of the Charleston, South Carolina, overlooking the beautiful Cooper River. The Nantucket HotelThe Cooper (Beemok Hospitality Collection) With a prime location near Seattle’s major attractions, renowned restaurants, and bustling shopping districts, Hotel Interurban offers unparalleled views of Mount Rainier and the Seattle Southside Valley. Six: The Cooper (Beemok Hospitality Collection) Live! Casino & Hotel Maryland Bolt Farm Treehouse Hotel Jackson Hotel Interurban (Columbia Hospitality) Loge St George (LOGE Camps) Hotel Maverick (Charlestowne Hotels)

Shift4 is processing payments for food & beverage concessions at Fenway Park through SkyTab Venue. Sports & Entertainment Update Powering payments through POS, mobile ordering, ticketing, and more 1 1 11 2 half page features: PGA tour + fenway park Shift4 is now powering payments for all retail merchandise sales at PGA Tour events across the country. Now powering the PGA Tour!

Sports & Entertainment Update

Powering payments through POS, mobile ordering, ticketing, and more

Colorado Rockies



Shift4 is powering payments for food & beverage concessions at Coors Field through SkyTab Venue.

Red Rocks Amphitheater


RED ROCKS
PARK AND AMPHITHEATRE

Shift4 is powering payments for food & beverage concessions at the iconic Red Rocks Amphitheater through SkyTab Venue.

Pittsburgh Pirates


PNC PARK

Shift4 is processing payments for food & beverage concessions at PNC Park through SkyTab Venue.

Houston Dynamo


HOUSTON
DYNAMO FC

Shift4 is powering payments for food & beverage concessions at Shell Energy Stadium through SkyTab Venue.

Nashville SC


NASHVILLE SC

Shift4 is processing payments for food & beverage concessions at Geodis Park through SkyTab Venue.

Tampa Convention Center


TAMPA
CONVENTION
CENTER

Located in the heart of Downtown Tampa, the award-winning Tampa Convention Center offers 600,000 square feet of transformable event spaces for venue rentals and state-of-the-art amenities.

How do we win STADIUMS?

1. Category leading mobile experience
2. We own more links in the value chain (i.e. Payments, Hardware, mobile, concessions, restaurants, retail, parking, ticketing)
3. ARPU expansion as existing customers add ticketing and hundreds of Appetize accounts begin to effectively monetize payments

SHIFT4

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Unified Commerce Wins Continuing to gain momentum in our Unified Commerce vertical 1 3 13 NON-PROFITS CRYPTO GAMING RETAIL We expect to be live in all 24 sportsbook locations by year end Non Profit: Alexander Wildlife Rescue Center - New Deal The Dovetail Project - New Deal Wounded Warriors Family Support - New Deal Center for Human Rights in Iran - New Deal Hope Strengthens Foundation - New Deal RENEW - New Deal Center for Humane Technology - New Deal Asian American Action Fund - New Deal (C4) Tioga Fund - New Deal HeartCry Missionary Society - New Deal CHI Memorial - New Deal Patriot Relief - New Deal World Child Cancer UK - New Center for Climate Integrity - New Deal Upright Africa - New Deal Big Sky Bravery Foundation - New Deal GiveDirectly - New Deal Cancer Research Institute - New Deal Spotlight on Africa - New Deal The Giving Block Foundation - New Deal Norwegian Refugee Council - New Deal Retail: Romantix Mobility City Holdings Worldsprings Becker Furniture Sherman's China Eastern Airlines Crypto: LB Network Cryptobit Transfi Zebedee (ZBD) Bright Technologies HFinance Excurr @PM - Removed this logo , we used it last quarter TRANSPORTATION

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 4 • Restaurants - SKYTAB + VECTRON ◦ UK ▪ Crolla Ice cream ▪ The Moot Bar Ltd ▪ Barton Fish and Chips ▪ Bridgend Ravens Rugby Club Ltd ▪ The Crown Hotel ▪ The big jug ▪ The Embassy Hotel, Hull ▪ Tree House ▪ Billycan Tenby ▪ Brack Burger ▪ So Salsa Tapas Restaurants ◦ Ireland ▪ Taylors bar and beer garden ▪ The Phoenix Bar ▪ The Old Rectory ▪ Clancys Pub ▪ Hup Street Food ◦ Canada ▪ The Bertossi Group ▪ Cheers Beverage Room ▪ Chicken Chef ▪ The Happy Baker ▪ Yavis Family Restaurant ▪ Richibucto River Wine Eestate ▪ New England Pizza Company ▪ Social 99 - Burlington ▪ Smoke's Poutinerie (27 locations) ▪ The Roxy - Vancouver ◦ Germany - Vectron Wins ▪ Sojubar ▪ Pistazio ▪ Cafe Wortner ▪ Heberer Traditional Bakery - 160+ locations ▪ 1328 Restaurant & Bar ▪ Coffee Baum ▪ Blumencafe ▪ Estia Restaurant ▪ Bäckerei Diener - 8 locations ▪ El Rancho Eschweiler ▪ Kaska Grill Restaurant ▪ Inci Fisch und Seafood Restaurant ▪ Hofladen Cremerius GbR ▪ Gelato Mio - 6 locations ▪ Hasir Group - 10 locatins 14 1,000+ International Card Present Wins in March Alone International card present momentum is picking up steam! SkyTab is growing quickly in the UK, Ireland, and Canada, while Vectron payment cross-sells are strong in Germany WIP Formally launched our offering in the UK in January, with emphatic reception so far: 800+ SkyTab deals in March and 150+ active partners We have launched Shift4's payment-led value prop to ~100 dealers, with 200+ cross-sells in March and ramping. Visible path to full control (expected in Q2) 15+ Locations 15+ Locations 150+ Locations Germany England & Ireland

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 5 15 Going Global: Continuing Our International Momentum We Continuing to Follow Our Strategic Partner into New Geographies Thousands of hotels, restaurants, and unified commerce merchants are being added all over the world UPDATED MAP PAGE Show we are live processing in 6 continents. went live with BYD in Latam as latest proof point of growing unified commerce platform. blue chips are coming to work with us becausee of our geo coverage and balance of card present and CNP + possibly hit curb again • Massive embedded $500B+ payment cross-sell opportunity, bringing our total funnel to $1.4T+ • Dual-sided network with 15M+ affluent shoppers connected to the ecosystem • Strategic unified commerce partnerships with Ant International and Tencent • ~$80M of run-rate revenue synergies by 2027 • ~3.6x net leverage at closing and ~3.3x net leverage by year end 2025 Expected to Close by Early Q3 NOW LIVE IN LATIN AMERICA!

How Are Our Recent Deals Performing? We are making tangible progress across all our recent deals, with each effectively following the Shift4 Playbook 1 6 16 Top Off the Funnel & Delete the Parts Capability Enhancement International Expansion • Top off the Funnel: Launched FOUR’s payment-led value prop to 90+ dealers; 200+ conversions in March alone • International Expansion: Geographic expansion enabled Germany, Austria, and beyond • Delete the Parts: Centralized operations with German warehouse • Path to full control visible and formal integration expected in Q2• Top off the Funnel: Payment cross-sell robust with 7K+ active locations as of March • Delete the Parts: Revel product & tech team 90% integrated with SkyTab team • SkyTab Enterprise product is in pilot with learnings from Revel • Top off the Funnel: Momentum continues with ~100 cross- sold payments in March and ramping • Delete the Parts: Significant headway in combining gateway platforms into a single one • Eigen product teams are fully integrated with FOUR • Top off the Funnel: ~100 cross-sold payments in Q1 (started in February) • Capability Enhancement: Givex’s loyalty platform as default off the shelf offering for SkyTab in progress • Consolidating gift card platforms into one will be complete in 2H NOVEMBER 2024 MARQUEE WINSKEY MILESTONES NOVEMBER 2024 MARQUEE WINSKEY MILESTONES JUNE 2024 MARQUEE WINSKEY MILESTONES JUNE 2024 MARQUEE WINSKEY MILESTONES 80+ Locations 52+ Locations 35+ Locations 22+ Locations 25+ Locations 5+ Hotels 40+ Locations 35+ Locations largest Indoor Water Park in America Achieved >$20mm in EBITDA synergies in Q1 across all 3 acquisitions "make pop"

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Raising Our Full Year 2025 Guidance and Introducing Q2 Guidance 1 7 17 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $1.30 Billion +38% YoY +44% YoY $1.35 BillionGross Revenue Less Network Fees Full Year Adjusted Free Cash Flow $167 Billion +53% YoY +61% YoY $175 Billion Volume $640 Million +39% YoY +47% YoY $675 MillionAdjusted EBITDA TO TO TO FY 2024 Guidance 59%+ Adj. FCF Conversion $200 Billion +21% YoY +33% YoY $220 Billion $1.66 Billion +23% YoY +28% YoY $1.73 Billion TO TO Volume Raising our GRLNF Range Gross Revenue Less Network Fees TO $840 Million +24% YoY +28% YoY $865 Million Raising our Adjusted EBITDA range Adjusted EBITDA Maintaining our Adjusted FCF Conversion Adjusted Free Cash Flow from $830 Million to $855 Million 50%+ Adj. FCF Conversion Maintaining our Volume range preference is to limit our guidance adjustments to the bottom end of the range. Basically, big lift to the bottom with minimal adjustments to the top. we should be really pointed that we see Vectron as one of several ways to hit our 10,000 restaurant/hotel target in Europe and we were very clear about this in the past. from $1.65 Billion to $1.72 Billion Organic revenue remains on track to grow well north of 25% YoY (A) (A) (A) Full Year Guidance Introducing Q2 Guidance $405 M $415 M TO Q2 2025 Gross Revenue Less Network Fees Adjusted EBITDA Margin ~50% Q2 2025

Appendix - Financial Information 18

First Quarter of 2025 Condensed Consolidated Balance Sheets UNAUDITED In millions March 31, 2025 December 31, 2024 ASSETS Current assets Cash and cash equivalents $ 1,167.3 $ 1,211.9 Settlement assets 289.0 298.1 Accounts receivable, net 330.6 348.7 Prepaid expenses and other current assets 57.2 51.7 Total current assets 1,844.1 1,910.4 Noncurrent assets Equipment for lease, net 176.9 165.1 Property, plant and equipment, net 24.0 27.2 Right-of-use assets 35.2 36.9 Collateral held by the card networks 38.8 37.5 Goodwill 1,472.2 1,455.6 Residual commission buyouts, net 135.9 157.2 Capitalized customer acquisition costs, net 66.9 65.3 Other intangible assets, net 767.3 758.4 Deferred tax assets 396.3 396.8 Other noncurrent assets 46.1 31.0 Total assets $ 5,003.7 $ 5,041.4 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current portion of debt $ 687.8 $ 686.9 Settlement liabilities 281.9 293.3 Accounts payable 263.0 248.3 Accrued expenses and other current liabilities 100.6 120.5 Current portion of TRA liability 1.1 4.3 Deferred revenue 11.0 15.5 Current lease liabilities 10.9 11.0 Total current liabilities 1,356.3 1,379.8 Noncurrent liabilities Long-term debt 2,155.7 2,154.1 Noncurrent portion of TRA liability 361.4 361.2 Deferred tax liabilities 44.4 60.6 Noncurrent lease liabilities 27.6 29.3 Other noncurrent liabilities 42.3 38.7 Total liabilities 3,987.7 4,023.7 Stockholders' equity Additional paid-in-capital 1,067.4 1,063.0 Accumulated other comprehensive loss (2.6) (28.2) Retained deficit (259.6) (228.2) Total stockholders' equity attributable to Shift4 Payments, Inc. 805.2 806.6 Noncontrolling interests 210.8 211.1 Total stockholders' equity 1,016.0 1,017.7 Total liabilities and stockholders' equity $ 5,003.7 $ 5,041.4 1 9 19

First Quarter of 2025 Condensed Consolidated Statements of Operations UNAUDITED In millions, except share and per share data Three Months Ended March 31, 2025 March 31, 2024 Gross revenue $ 848.3 $ 707.4 Cost of sales (exclusive of certain depreciation and amortization expense shown separately below) (591.3) (519.6) General and administrative expenses (154.0) (107.1) Revaluation of contingent liabilities 3.7 (2.1) Depreciation and amortization expense (A) (56.0) (44.8) Professional expenses (18.6) (8.0) Advertising and marketing expenses (6.7) (4.4) Income from operations 25.4 21.4 Interest income 12.4 5.4 Other income (expense), net (1.2) 1.4 Gain on investments in securities 0.3 11.0 Change in TRA liability 3.0 (1.2) Interest expense (28.5) (8.1) Income before income taxes 11.4 29.9 Income tax expense 8.1 (1.4) Net income 19.5 28.5 Less: Net income attributable to noncontrolling interests (2.8) (7.9) Net income attributable to Shift4 Payments, Inc. $ 16.7 $ 20.6 Basic net income per share Class A net income per share - basic $ 0.24 $ 0.31 Class A weighted average common stock outstanding - basic 67,700,208 64,444,479 Class C net income per share - basic $ 0.24 $ 0.31 Class C weighted average common stock outstanding - basic 1,452,252 1,694,915 Diluted net income per share Class A net income per share - diluted $ 0.20 $ 0.31 Class A weighted average common stock outstanding - diluted 90,703,736 65,962,229 Class C net income per share - diluted $ 0.20 $ 0.31 Class C weighted average common stock outstanding - diluted 1,452,252 1,694,915 (A) Depreciation and amortization expense includes depreciation of equipment under lease of $16.3 million and $11.9 million for the three months ended March 31, 2025 and 2024, respectively. 2 0 20

First Quarter of 2025 Condensed Consolidated Statements of Cash Flows UNAUDITED In millions Three Months Ended March 31, 2025 March 31, 2024 OPERATING ACTIVITIES Net income $ 19.5 $ 28.5 Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization 85.2 66.1 Equity-based compensation expense 26.0 22.8 Revaluation of contingent liabilities (3.7) 2.1 Gain on investments in securities (0.3) (11.0) Change in TRA liability (3.0) 1.2 Amortization of capitalized financing costs 3.5 2.1 Provision for bad debts 4.1 1.8 Deferred income taxes (17.7) — Unrealized foreign exchange gains — (1.4) Other noncash items — (1.1) Payments on contingent liabilities in excess of initial fair value — (0.3) Change in other operating assets and liabilities (17.0) 4.2 Net cash provided by operating activities 96.6 115.0 INVESTING ACTIVITIES Acquisitions, net of cash acquired (3.7) — Acquisition of equipment to be leased (30.3) (24.4) Capitalized software development costs (18.2) (14.7) Acquisition of property, plant and equipment (1.5) (1.3) Deposits with sponsor bank, net (26.8) — Residual commission buyouts (1.8) (0.9) Proceeds from sale of investments in securities 0.3 1.6 Investments in securities (3.0) — Net cash used in investing activities (85.0) (39.7) FINANCING ACTIVITIES Settlement line of credit 26.8 — Settlement activity, net (A) (25.5) (58.3) Repurchases of Class A common stock (62.9) — Payments for withholding tax related to vesting of restricted stock units (17.8) (9.1) Payments on contingent liabilities — (0.1) Distributions to noncontrolling interests (0.1) (0.3) Net change in bank deposits — (20.3) Other financing activities (1.2) — Net cash provided by used in financing activities (80.7) (88.1) Effect of exchange rate changes on cash and cash equivalents and restricted cash 14.8 (6.5) Change in cash and cash equivalents and restricted cash (54.3) (19.3) Cash and cash equivalents and restricted cash, beginning of period 1,438.6 721.8 Cash and cash equivalents and restricted cash, end of period (B) $ 1,384.3 $ 702.5 2 1 21 (A) Beginning in Q4 2024, Shift4 reclassed "Settlement activity, net" from operating to financing activities. Prior periods have been updated to conform to the current period presentation. (B) The ending balance as of March 31, 2025 includes $217.0 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

First Quarter of 2025

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED
In millions

	Three Months Ended	
	March 31, 2025	March 31, 2024
Payments-based revenue	$ 755.7	$ 655.1
Subscription and other revenues	92.6	52.3
GROSS REVENUE	**848.3**	**707.4**
Less: Network fees	(479.8)	(443.7)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(111.5)	(75.9)
	257.0	187.8
Less: Depreciation of equipment under lease	(16.3)	(11.9)
GROSS PROFIT	**$ 240.7**	**$ 175.9**
GROSS PROFIT	**$ 240.7**	**$ 175.9**
Add back: Other costs of sales	111.5	75.9
Add back: Depreciation of equipment under lease	16.3	11.9
GROSS REVENUE LESS NETWORK FEES	**$ 368.5**	**$ 263.7**

	Q1 2021	Q1 2022	Q1 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Payments-based revenue	$ 215.9	$ 371.5	$ 511.0	$ 655.1	$ 755.8	$ 806.8	$ 772.4	$ 755.7
Subscription and other revenues	23.4	30.4	36.0	52.3	71.2	102.4	114.6	92.6
GROSS REVENUE	**239.3**	**401.9**	**547.0**	**707.4**	**827.0**	**909.2**	**887.0**	**848.3**
Less: Network fees	(141.8)	(253.1)	(347.0)	(443.7)	(506.4)	(544.1)	(482.0)	(479.8)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(45.7)	(64.2)	(54.6)	(75.9)	(88.8)	(97.8)	(118.8)	(111.5)
	51.8	84.6	145.4	187.8	231.8	267.3	286.2	257.0
Less: Depreciation of equipment under lease	(4.5)	(7.0)	(7.2)	(11.9)	(13.0)	(14.1)	(15.4)	(16.3)
GROSS PROFIT	**$ 47.3**	**$ 77.6**	**$ 138.2**	**$ 175.9**	**$ 218.8**	**$ 253.2**	**$ 270.8**	**$ 240.7**
GROSS PROFIT	**$ 47.3**	**$ 77.6**	**$ 138.2**	**$ 175.9**	**$ 218.8**	**$ 253.2**	**$ 270.8**	**$ 240.7**
Add back: Other costs of sales	45.7	64.2	54.6	75.9	88.8	97.8	118.8	111.5
Add back: Depreciation of equipment under lease	4.5	7.0	7.2	11.9	13.0	14.1	15.4	16.3
GROSS REVENUE LESS NETWORK FEES	**$ 97.5**	**$ 148.8**	**$ 200.0**	**$ 263.7**	**$ 320.6**	**$ 365.1**	**$ 405.0**	**$ 368.5**

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First Quarter of 2025

Reconciliations of Net Income to Adjusted EBITDA and Net Income to Adjusted Net Income

UNAUDITED
In millions, except share and per share data

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
NET INCOME	**$ 28.5**	**$ 54.5**	**$ 72.2**	**$ 139.3**	**$ 19.5**
Interest expense	8.1	8.1	18.3	27.3	28.5
Interest income	(5.4)	(5.0)	(9.7)	(13.6)	(12.4)
Income tax expense (benefit)	1.4	(1.8)	(280.5)	(15.2)	(8.1)
Depreciation and amortization expense	66.1	69.7	77.3	83.5	85.2
EBITDA	**$ 98.7**	**$ 125.5**	**$ (122.4)**	**$ 221.3**	**$ 112.7**
Acquisition, restructuring and integration costs	4.0	13.7	8.8	12.3	27.5
Revaluation of contingent liabilities	2.1	0.3	1.5	0.1	(3.7)
(Gain) loss on investments in securities	(11.0)	0.2	(10.8)	(45.1)	(0.3)
Change in TRA liability	1.2	3.6	289.4	(5.2)	(3.0)
Equity-based compensation expense	23.2	14.5	14.4	15.8	27.2
Foreign exchange and other nonrecurring items	3.5	4.6	6.5	6.7	8.1
ADJUSTED EBITDA	**$ 121.7**	**$ 162.4**	**$ 187.4**	**$ 205.9**	**$ 168.5**

ADJUSTED EBITDA	$ 121.7	$ 162.4	$ 187.4	$ 205.9	$ 168.5
GROSS REVENUE LESS NETWORK FEES	$ 263.7	$ 320.6	$ 365.1	$ 405.0	$ 368.5
ADJUSTED EBITDA MARGIN (A)	46 %	51 %	51 %	51 %	46 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
NET INCOME	**$ 28.5**	**$ 54.5**	**$ 72.2**	**$ 139.3**	**$ 19.5**
ADJUSTMENTS:					
Amortization of acquired intangible assets (A)	38.0	38.8	43.5	46.7	45.8
Acquisition, restructuring and integration costs	4.0	13.7	8.8	12.3	27.5
Revaluation of contingent liabilities	2.1	0.3	1.5	0.1	(3.7)
(Gain) loss on investments in securities	(11.0)	0.2	(10.8)	(45.1)	(0.3)
Change in TRA liability	1.2	3.6	289.4	(5.2)	(3.0)
Equity-based compensation expense	23.2	14.5	14.4	15.8	27.2
Foreign exchange and other nonrecurring items	3.5	4.6	6.5	6.7	8.1
Tax impact of adjustments (B)	(2.2)	(3.6)	(299.1)	(16.2)	(22.5)
ADJUSTED NET INCOME	**$ 87.3**	**$ 126.6**	**$ 126.4**	**$ 154.4**	**$ 98.6**

(A) Beginning in the first quarter of 2025, Shift4 began excluding the impact of the amortization of acquired intangible assets from its calculation of non-GAAP net income and non-GAAP net income per diluted share. Prior period information has been revised to reflect this change.

(B) Consistent with (A) above, prior period information has been revised to reflect the tax impact of adjusting for amortization of acquired intangible assets. Prior to the valuation allowance release in Q3 2024, the tax impact of this adjustment was negligible.

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
WEIGHTED AVERAGE SHARE COUNT (IN MILLIONS) (A)	91.5	91.1	91.0	92.8	92.2

(A) Beginning in the first quarter of 2025, weighted average share count used to calculate non-GAAP net income per share is equal to the sum of Class A and Class C weighted average diluted common shares outstanding, calculated in accordance with GAAP. For purposes of non-GAAP income per share, the impact of Class B shares is considered dilutive in all periods. Prior period share counts have been revised to reflect this change.

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO NON-GAAP NET INCOME PER SHARE

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
NET INCOME PER DILUTED SHARE	**$ 0.31**	**$ 0.58**	**$ 0.74**	**$ 1.44**	**$ 0.20**
Impact of additional, hypothetical tax expense on GAAP net income per diluted share due to assumed conversion of dilutive securities	—	0.02	0.05	0.06	0.01
Impact of adjustments above, per share	0.64	0.79	0.60	0.16	0.86
ADJUSTED NET INCOME PER SHARE	**$ 0.95**	**$ 1.39**	**$ 1.39**	**$ 1.66**	**$ 1.07**

SHIFT4
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Three Months Ended March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 115.0 $ 111.8 $ 142.5 $ 131.0 $ 96.6 Capital expenditures (A) (40.4) (41.0) (48.4) (44.1) (50.0) FREE CASH FLOW 74.6 70.8 94.1 86.9 46.6 ADJUSTMENTS: Payments on contingent liabilities in excess of initial fair value 0.3 — — 11.1 — Acquisition, restructuring and integration costs 5.3 6.6 16.0 22.6 19.1 Nonrecurring strategic capital expenditures, and other (B) (2.0) (1.4) 0.5 13.8 4.8 ADJUSTED FREE CASH FLOW $ 78.2 $ 76.0 $ 110.6 $ 134.4 $ 70.5 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions, except share and per share data First Quarter of 2025 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) For the three months ended March 31, 2025, adjustments consisted of upgrades of Shift4's internal IT systems and other nonrecurring items. Beginning in Q1 2025, Shift4 is no longer adjusting for bonus timing. 2 4 24

First Quarter of 2025

Reconciliation of Shares

UNAUDITED

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
BEGINNING BALANCE					
Class A Shares	60,664,171	60,815,224	61,967,248	66,942,326	67,737,305
Class B Shares	23,831,883	23,831,883	23,750,968	19,801,028	19,801,028
Class C Shares	1,694,915	1,694,915	1,665,854	1,635,770	1,519,826
TOTAL SHARES OUTSTANDING - BEGINNING	**86,190,969**	**86,342,022**	**87,384,070**	**88,379,124**	**89,058,159**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	151,053	1,272,448	1,293,542	1,854,904	259,815
Class B Shares Converted	—	80,915	3,949,940	—	—
Class C Shares Converted	—	29,061	30,084	16,675	160,043
TOTAL CLASS A SHARES ISSUED	**151,053**	**1,382,424**	**5,273,566**	**1,871,579**	**419,858**
CLASS A SHARES REPURCHASED AND RETIRED DURING THE QUARTER	—	(230,400)	(298,488)	(1,076,600)	(686,177)
CLASS C SHARES CONTRIBUTED FROM THE FOUNDER (A)	—	—	—	(99,269)	(12,410)
ENDING BALANCE					
Class A Shares	60,815,224	61,967,248	66,942,326	67,737,305	67,470,986
Class B Shares	23,831,883	23,750,968	19,801,028	19,801,028	19,801,028
Class C Shares	1,694,915	1,665,854	1,635,770	1,519,826	1,347,373
TOTAL SHARES OUTSTANDING - ENDING	**86,342,022**	**87,384,070**	**88,379,124**	**89,058,159**	**88,619,387**
Committed but Unissued Shares - Finaro Acquisition	3,723,809	2,448,896	1,244,443	—	—
Unvested RSUs - Acquisition-related awards	513,717	508,037	471,253	256,973	247,709
Unvested RSUs - Ongoing compensation	1,266,146	1,212,531	1,130,797	974,376	1,112,755
Unvested RSUs - One-time discretionary awards (A)	1,259,239	1,184,438	1,148,856	937,994	849,129
Contribution from Founder (A)	(629,620)	(592,219)	(574,428)	(468,997)	(424,565)
FULLY DILUTED SHARES OUTSTANDING	**92,475,313**	**92,145,753**	**91,800,045**	**90,758,505**	**90,404,415**

EQUITY-BASED COMPENSATION EXPENSE INCURRED ON:	**Twelve Months Ended 3/31/24**	**Twelve Months Ended 6/30/24**	**Twelve Months Ended 9/30/24**	**Twelve Months Ended 12/31/24**	**Twelve Months Ended 3/31/25**
One-time awards issued at IPO	$ 2.1	$ —	$ —	$ —	$ —
Acquisition-related awards	5.6	7.1	8.6	10.9	9.9
Ongoing compensation	41.0	43.1	44.5	45.9	52.3
One-time discretionary awards	12.4	11.7	10.6	11.1	9.7
TOTAL EQUITY-BASED COMPENSATION EXPENSE	**$ 61.1**	**$ 61.9**	**$ 63.7**	**$ 67.9**	**$ 71.9**

(A) In Q4 2021, Shift4 implemented a one-time discretionary equity award program for non-management employees. Shift4's Founder and CEO, Jared Isaacman, will fund half of this program through a contribution of the Founder's Class C shares.

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